UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2012

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On August 10, 2012, Hospitality Properties Trust, or the Company, issued a press release announcing that it has elected to redeem 6,000,000 of its 12,700,000 outstanding 7% Series C Cumulative Redeemable Preferred Shares, or the Series C Preferred Shares, for a redemption price equal to the liquidation preference of $25.00 per share plus all accrued and unpaid dividends to the redemption date, and without interest, in accordance with the terms of the articles supplementary to the Company’s amended and restated declaration of trust, as amended to date, applicable to the Series C Preferred Shares. This redemption is expected to occur on September 10, 2012.  A copy of the Company’s press release is filed as Exhibit 99.1.

Also on August 10, 2012, the Company issued a press release announcing that it will redeem all of the $287 million outstanding principal amount of its 6.75% Senior Notes due 2013 at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date of redemption.  This redemption is expected to occur on September 10, 2012.  A copy of the Company’s press release is filed as Exhibit 99.2.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE:

•                    THIS CURRENT REPORT ON FORM 8-K STATES THAT THE COMPANY EXPECTS TO REDEEM A PORTION OF ITS OUTSTANDING 7% SERIES C PREFERRED SHARES AND ALL OF ITS OUTSTANDING 6.75% SENIOR NOTES DUE 2013. IF UNFORESEEN CIRCUMSTANCES OCCUR, THE EXPECTED REDEMPTIONS OF A PORTION OF THE 7% SERIES C PREFERRED SHARES AND ALL OF THE 6.75% SENIOR NOTES DUE 2013 MAY NOT BE COMPLETED.

FOR THESE REASONS, AMONG OTHERS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

99.1                           Press Release dated August 10, 2012.

99.2                           Press Release dated August 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: August 10, 2012